1 NASDAQ: VPFG Second Quarter 2011 Results Gary Base - President and Chief Executive Officer Patti McKee - Executive Vice President and Chief Financial Officer Mark Hord - Executive Vice President and General Counsel EXHIBIT 99.2

2 Safe Harbor Statement When used in filings by the Company with the Securities and Exchange Commission (the "SEC") in the Company's press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, changes in economic conditions, legislative changes, changes in policies by regulatory agencies, fluctuations in interest rates, the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, the Company's ability to access cost-effective funding, fluctuations in real estate values and both residential and commercial real estate market conditions, demand for loans and deposits in the Company's market area, the industry-wide decline in mortgage production, competition, changes in management's business strategies and other factors set forth under Risk Factors in the Company's Form 10-K, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to advise readers that the factors listed above could materially affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

3 Opening Remarks Loan balances increased $146 million during the quarter, or 10.3% Q2 net income of $5 million, or $0.15 per share, an increase of 52% YOY Q2 results driven by higher net interest income and lower provision expense Net interest margin improved SNL listed ViewPoint Bank as the nation's 13th highest performing thrift Source: SNL Financial, "100 Largest Thrifts, Ranked by Performance," July 14, 2011

4 Corporate & Geographic Overview Total Assets: $2.96 billion Total Net Loans: $1.55 billion Total Deposits: $2.07 billion Number of Locations: 23 Community Bank Branches 11 Loan Production Offices1 2 New Bank Branches Opening Q3 2011 59 years in Texas market #1 in deposit market share of those banks based in Collin County, one of the most demographically attractive counties in Texas2 Ranked #7 in deposit market share among Texas-based community banks in DFW Metroplex2 81% of our non-residential RE loans are in 4 of the top 5 best cities for jobs in the U.S.3 Texas listed as Site Selection Magazine's top state for new and expanded corporate facilities in 2010. 4 Company data as of June 30, 2011. Source: VPFG 10-Q for Q2 2011 1 Excludes VPM office located in Girard, Ohio, which focuses on national origination of VA loans, and Warehouse Purchase Program office in Littleton, CO 2 FDIC market share data as of June 2010 3 Forbes.com: "The Best Cities for Jobs" (May 11, 2011) 4 The Dallas Morning News: Trade Magazine Rankings 2010 (March 2, 2011)

5 Two New Locations Planned Two new bank branches planned for Q3 2011 Flower Mound market 2,178 VPFG households 2010 Estimated Average Household Income: $106,114 2010 Estimated Population: 212,959 Carrollton market 5,365 VPFG households 2010 Estimated Average Household Income: $88,707 2010 Estimated Population: 238,420 Relocation of grocery store banking center to full-service community bank branch in the Lake Highlands neighborhood in Dallas planned for Q4 2011 Source: Nielsen Claritas, Company Documents

6 Planned Retirement of CEO Gary Base has announced his intention to retire, effective as of December 31, 2011. The Board of Directors has begun the process of identifying a successor, as outlined in VPFG's succession plan, through a search which will include both internal and external candidates. The Board of Director's intention is to determine a successor in an orderly and deliberate process.

Attractive Markets: Demographics

ViewPoint Bank has the richest depositor base compared to Texas peers with median household income in its market of $83,005, an advantage that is expected to continue through 2015.

ViewPoint Bank is headquartered in what Forbes calls "America's Safest City" – Plano, TX.

Texas Banks Ranked by Projected Income of Depositor Base

Company (ranked by 2010 HHI)	Ticker	City	Median household income of depositor base – 2010*	Median household income of depositor base – projected 2015*
ViewPoint Financial Group, Inc.	**VPFG**	**Plano**	**$83,005**	**$96,452**
North Dallas Bank and Trust Co.	NODB	Dallas	$67,315	$77,380
Comerica, Inc.	CMA	Dallas	$64,079	$72,758
MetroCorp Bancshares, Inc.	MCBI	Houston	$61,989	$70,759
OmniAmerican Bancorp, Inc.	OABC	Fort Worth	$60,348	$68,197
Texas Capital Bancshares, Inc.	TCBI	Dallas	$58,362	$66,556
Encore Bancshares, Inc.	EBTX	Houston	$57,271	$65,019
Cullen/Frost Bankers, Inc.	CFR	San Antonio	$54,376	$61,871
Prosperity Bancshares, Inc.	PRSP	Houston	$53,580	$61,034

List based on public banks and thrifts based in Texas with total assets >$1B

Source: SNL Financial and Forbes.com

ViewPoint Financial Group, Inc.
NASDAQ VPFG
7

8 Seattle -24.0% San Francisco -39.5% Los Angeles -38.4% San Diego -38.1% Phoenix -55.9% Las Vegas -58.7% Denver -12.3% Minneapolis -37.9% Chicago -34.1% Detroit -49.0% Cleveland -20.5% Boston -17.3% New York -23.9% Washington, DC -25.6% Charlotte -14.3% Atlanta -23.9% Tampa -46.8% Miami -50.8% Portland -25.3% Dallas -8.9% Dallas Metroplex: Stable Home Prices Home Price Index Percent Change From Peak in June 2006 to April 2011 Source: S&P / Case-Shiller

9 ViewPoint Markets: Lower Unemployment Rates 3/1/2008 6/1/2008 9/1/2008 12/1/2008 3/1/2009 6/1/2009 9/1/2009 12/1/2009 3/1/2010 6/30/2010 9/30/2010 11/30/2010 12/1/2010 1/31/2011 2/28/2011 3/31/2011 4/30/2011 5/30/2011 US 5.1 5.6 6.2 7.2 9.1 9.7 9.5 9.7 10.3 9.7 9.2 9.3 9.2 9.8 9.6 9.3 8.7 8.8 Collin County 4.1 4.7 4.8 5.5 7.1 8 7.7 7.2 7.6 7.9 7.3 7.3 7.1 7.6 7.3 7.4 7.1 7.3 DFW 4.4 5.1 5.3 6 7.3 8.5 8.3 8 8.4 8.5 8.1 8.2 8 8.5 8.1 8.1 7.7 7.9 Unemployment Rates Source: Bureau of Labor Statistics as of May 2011 8.8% 7.9% 7.3%

10 Capitalize on a position of balance sheet strength Continue to grow organically in our economically stable and growing Texas market Remain focused on our community banking approach and enhance the profitability of existing relationships Continue to develop existing lines of business, diversify the loan portfolio and develop Commercial and Industrial lending Evaluate other opportunities to deploy capital: new locations, dividends, potential acquisitions, etc. Business Strategy

11 ViewPoint's Loan Portfolio Strategy Business Lending Added experienced commercial lenders Local loan decisioning Q2 2011 Business Lending production of $21.3 million compared to $9.9 million for Q1 2011 June 30, 2011 Loan Composition Source: VPFG 10-Q for Q2 2011 Includes loans held for sale (CHART) Diversify the loan portfolio by developing a "fourth" engine 4.9%

12 Non-Residential RE Portfolio Source: VPFG 10-Q for Q2 2011 Company Documents $119.0 million originated YTD in 2011 compared to $41.3 million YTD in 2010 Q2 2011 production partially offset by $34.5 million in early pay-offs in Q2 2011 (CHART) Non-Residential RE Originations ($ in thousands) (CHART) Non-Residential RE Portfolio Maturity Schedule ($ in thousands)

DFW Houston Austin San Antonio Other TX OK LA CA IL Other 0.42 0.26 0.1 0.03 0.1 0.02 0.02 0.02 0.01 0.02 13 Non-Residential Real Estate: Texas Focused 91% in Texas Source: VPFG 10-Q for Q2 2011, Company Documents *Other states include Arizona, Georgia, Kansas, Missouri, Nevada, New Mexico, Oregon and Washington

14 Non-Res RE: Diverse & Well-Underwritten Property Type Property Type $ Amount (Millions) % of Total LTV at orig. Office $222 43% 61% Retail $148 28% 58% Office/Warehouse $38 7% 63% Industrial $25 5% 62% Mixed Use $18 3% 52% Hotel $14 3% 53% Multi-Family $11 2% 68% Medical Office $11 2% 50% Church $10 2% 61% Other $25 5% 41% Total Non-Residential Real Estate - $521.8M Total LTV - 63% Source: Company Documents As of June 30, 2011 (CHART)

15 Warehouse Purchase Program Outstanding balance increased $104.5 million from Q1 2011 to $405.0 million at Q2 2011 Increased from 24 clients to 30 clients from Q2 2010 to Q2 2011 Gross Average Yield - 4.61% for Q2 2011 vs. 4.90% for Q2 2010 Source: Company Documents at June 30, 2011

16 Warehouse Purchase Program Source: Company Documents at June 30, 2011 (CHART) (CHART)

17 Residential Real Estate Source: VPFG 10-Q for Q2 2011; Company Documents Focused on conforming residential real estate loans originated through our wholly owned subsidiary, ViewPoint Mortgage ("VPM") (CHART) (CHART)

18 Residential Real Estate: Total Production Residential RE production still hampered by continued weakness in the mortgage industry VPM originated $81.4 million during Q2 2011, down 36% YOY Gain on sale increased from 2.7% for Q1 2011 to 3.0% for Q2 2011 (CHART) Total Mortgage Loans Originated (Dollars in Millions) Source: VPFG 10-Q for Q2 2011

19 Financial Summary - 2nd Quarter 2011 Loan Production: Gross loans grew $146.3 million, or 10.3%, from Q1 2011 Fueled by $104.5 million increase in Warehouse Purchase Program, $37.0 million increase in non-residential RE, and $5.9 million increase in C&I lending Core Deposit Growth: Deposits increased by $37.9 million from Q1 2011 Fueled by $28.4 million increase in business money market balances and $22.0 million increase in Absolute Checking Stable Credit Trends: Net charge-offs declined by $102,000 for Q2 2011 compared to Q2 2010 NPL/ Loan Ratio is 1.56%, outperforming Texas peers Net Interest Margin: NIM increased 10 bps YOY, from 2.73% for Q2 2010 to 2.83% for Q2 2011, due to lower deposit and borrowing rates NIM increased 3 bps compared to Q1 2011 due to improvement in earning asset mix Source: VPFG 10-Q for Q2 2011, Company Documents

20 Financial Comparisons for Quarter-End Q2 2011 2010 Equity to Total Assets 13.73% 7.70% Deposit Growth* 1.86% 2.57% Loan Growth(1)* 10.30% 9.69% Asset Growth* 6.00% 11.59% Net Interest Margin 2.83% 2.73% EPS $0.15 $0.11 Return on Assets 0.69% 0.50% Return on Equity 4.69% 5.89% Efficiency Ratio (2) 67.97% 72.55% Operating Exp / Avg Assets 2.59% 2.82% Source: VPFG Q2 201110-Q, Q2 2011 Earnings Release * Growth rates calculated based on ending balances from Q1 2011 and Q2 2011 Including loans held for sale Calculated by dividing total noninterest expense by net interest income plus noninterest income, excluding gain (loss) on sale of foreclosed assets, impairment of goodwill, gains from securities transactions and other nonrecurring items.

21 Credit Quality Trends (CHART) (CHART) (CHART) NPAs / Assets NPLs / Loans 1 Texas Peers include: EBTX, FFIN, MCBI, NODB, OABC, PRSP, SBSI, SBIB, TCBI (June 2011 peer data included if available) 2 Nationwide Peers include public U.S. depositories with assets between $2B and $5B (June 2011 peer data included if available) Source: Q2 Earnings Release 2011, SNL Financial Reserves / Gross Loans

22 Net Charge-Off Trends 2011 Charge-Offs at 6/30/11 by Loan Type (as % of Total Charge Offs) (as % of Total Charge Offs) (as % of Total Charge Offs) Net Charge-Offs / Avg. Loans 2011 YTD Charge-Offs: $1,100,000 1 Texas Peers include: EBTX, FFIN, MCBI, NODB, OABC, PRSP, SBSI, SBIB & TCBI (June 2011 peer data included if available) 2 Nationwide Peers include public U.S. depositories with assets between $2B and $5B (June 2011 peer data included if available) Source: Company Documents at June 30, 2011, SNL Financial (CHART)

23 Deposit Composition Source: VPFG 10-Q for Q2 2011 (CHART) Non-interest bearing demand Interest bearing demand Savings Money Market Time 194704 482552 156659 575041 661938 Continued improvement in deposit cost

Agency MBS SBA Pools Agency CMO Agency Bond Muni Bond 459322704 4667907 704354370 9999905 50480025 24 Low Risk Investment Portfolio Mix Source: VPFG 10-Q for Q2 2011; Company Documents Investment Strategy: Liquidity Average cash flow from investments of $22.0 million per month 56% of portfolio is AFS 52% fixed, 37% variable, 11% Ascending Rate Asset Liability Tool Duration of 1.64

25 Strongly Capitalized Source: Company Documents as of June 30, 2011 (CHART) Regulatory Total Risk- Based Capital Ratio Guideline of 12% Regulatory Tier 1 Leverage Ratio Guideline of 8% As of June 30, 2011 TCE per Share: $11.64 Price to TBV: 114.50%

26 Strong Stock Performance Source: SNL Financial as of 7/21/2011

27 Dividend Source: VPFG 10-Q for Q2 2011; Company documents ViewPoint Financial Group, Inc. has always paid a dividend since becoming a public company Declared a dividend of 33% of earnings, or $0.05 per share ($0.20 per share annually), on July 21, 2011

28 Opportunities Organic growth in a strong market Improvement of efficiency ratio and profitability Increasing focus on Commercial and Industrial lending Possible conversion to a national bank charter

29 Challenges Legislative and regulatory changes Current interest rate environment Overall decline in mortgage industry

30 Questions?

31 Appendix The subsequent tables present non-GAAP reconciliations of the following calculations: TCE (Tangible Common Equity) to TCA (Tangible Common Assets) ratio TCE per share Price to TBV

32 Appendix TCE to TA, TCE per Share and Price to TBV at June 30, 2011 (Dollar amounts in thousands) Total GAAP equity $407,006 Less: goodwill (818) Less: mortgage servicing rights (578) Total tangible equity $405,610 Total GAAP assets $2,963,882 Less: goodwill (818) Less: mortgage servicing rights (578) Total tangible equity $2,962,486 GAAP Equity to Total Assets 13.73% TCE to TA 13.69% Shares outstanding at June 30, 2011 34,839,491 TCE per Share $11.64 Average VPFG stock price for June 2011 $13.33 Price to TBV 114.50%